                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                        ------------------------------

                                   FORM 8-K

                                Current Report

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

                  ------------------------------------------

               Date of Report (Date of Earliest Event Reported):

                                 June 4, 1999
                                 ------------


                 LETCHWORTH INDEPENDENT BANCSHARES CORPORATION
                 ---------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


                                   New York
               ------------------------------------------------
                (State or other jurisdiction of incorporation)


                                    0-18533
                        ------------------------------
                           (Commission File Number)


                                  16-1168175
                ----------------------------------------------
                    (I.R.S. Employer Identification Number)


                             50 North Main Street
                            Castile, New York 14427
           --------------------------------------------------------
             (Address of Principal Executive Offices)   (Zip Code)


              Registrant's Telephone Number Including Area Code:
                                (716) 493-2577
                                --------------

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets.

          (a) On June 4, 1999, Letchworth Independent Bancshares Corporation ("Letchworth") consummated the acquisition of a controlling interest in The Mahopac National Bank, a national banking organization with its principal office located at 630 Route 6, Mahopac, New York 10541 (the "Mahopac Bank"). As a result, Letchworth now owns 1,491 shares, or 70.16%, of the issued and outstanding shares of capital stock of the Mahopac Bank.

               The acquisition referenced above was consummated in accordance with the terms and conditions of a certain Stock Purchase Agreement, dated as of October 31, 1998, by and among Letchworth and certain shareholders of the Mahopac Bank (the "Stock Purchase Agreement"), and the consummation of certain transactions contemplated by a tender offer made by Letchworth on January 21, 1999. Specifically, pursuant to the terms and conditions of the Stock Purchase Agreement, Letchworth agreed to purchase 1,240 shares of common stock of the Mahopac Bank from certain shareholders of the Mahopac Bank at a purchase price of $9,700 per share. A copy of the Stock Purchase Agreement is annexed hereto as
Exhibit 2(a). In addition, on January 21, 1999, Letchworth issued a tender offer
------------
to the remaining shareholders of the Mahopac Bank offering to purchase all of their shares of common stock in the Mahopac Bank on substantially the same terms and conditions as set forth in the Stock Purchase Agreement (the "Tender Offer Material"). A copy of the Tender Offer Material is annexed hereto as Exhibit
                                                                     -------
2(b). Shareholders beneficially owning two hundred fifty-one (251) shares of
----
common stock of the Mahopac Bank agree to sell their shares to Letchworth in accordance with the Tender Offer Material at a purchase price of $9,700 per share. As a result, as of the date hereof, Letchworth has purchased 1,491 of the issued and outstanding shares of common stock, or 70.16% of the Mahopac Bank.

          Shareholders owning six (6) shares of common stock of the Mahopac Bank did not tender their shares of common stock, and shareholders owning 628 shares of common stock (the "Spain Shareholders") have entered into an agreement with Letchworth (the "Shareholder Agreement") pursuant to which the Spain Shareholders will not tender their shares to Letchworth at the current time.

          Pursuant to the terms and conditions of the Shareholder Agreement, on or before December 4, 2000, Letchworth and the Spain Shareholders will implement a procedure to determine the fair market value of a share of common stock of the Mahopac Bank. Once determined, the Spain Shareholders shall have the right, but not the obligation, to purchase all, but not less than all, of the shares of common stock then owned by Letchworth for a purchase price per share (the "Option Price") equal to the product of (i) .90 and (ii) the fair market value of each share of common stock of the Mahopac Bank, as determined in accordance with the Shareholder Agreement. In the event that the Spain Shareholders fail to exercise their option within thirty (30) days from the date that the fair market value is determined, or fail to consummate the transaction and purchase all of the shares of common stock of the Mahopac Bank owned by Letchworth during the "Closing Period," as that term is defined in the Shareholder Agreement, then Letchworth shall have the right to acquire all, but not less than all, of the shares of common stock owned by the Spain Shareholders for a purchase price per share equal to the Option Price, as defined above. A copy of the Shareholder Agreement is annexed hereto as Exhibit 4.
                               ---------

          Pursuant to the terms and conditions of the Stock Purchase Agreement, certain shareholders of the Mahopac Bank have agreed that they will not, for a period of five (5) years from and after the closing date, directly or indirectly, (i) compete with the Mahopac Bank within a fifty (50) mile radius of any branch office of the Mahopac Bank, (ii) solicit or encourage any employee of the Mahopac Bank to terminate his or her employment relationship with the Mahopac Bank, or (iii) solicit or encourage any customer of the Mahopac Bank to terminate its banking relationship with the Mahopac Bank. In the view of management of Letchworth, the terms and conditions of these covenants are important, particularly in light of the fact that certain shareholders who entered into the Stock Purchase Agreement with Letchworth previously served on the Board of Directors of the Mahopac Bank, and one shareholder is currently a member of the Board of Directors of a competing institution.

          The total purchase paid or to be paid by Letchworth in connection with the acquisition of the 1,491 shares of common stock of the Mahopac Bank was an amount equal to $14,462,700. The purchase price was calculated based upon a sales price of $9,700 for each share of common stock purchased by Letchworth. The payment of the purchase price was satisfied by Letchworth out of retained earnings of Letchworth, as well as a dividend from The Bank of Castile, a wholly-owned subsidiary of Letchworth.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          4. (a) & (b) It is impracticable to provide the required financial statements and pro forma financial information relating to the acquisition of a controlling interest in the Mahopac Bank by Letchworth at the time that this Report on Form 8-K is being filed. The requisite financial statements and pro forma financial information will be filed under cover of Form 8 as soon as practicable, and in any event, on or before August 18, 1999.

               (c)     Exhibits - See Index of Exhibits.


                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              LETCHWORTH INDEPENDENT BANCSHARES CORPORATION


                              By:  /s/ James W. Fulmer
                                   ------------------------------
                                   James W. Fulmer, President and
                                   Chief Executive Officer

Dated:  June 16, 1999

                               Index of Exhibits
                               -----------------

2(a) Stock Purchase Agreement, dated as of October 31, 1998, by and among Registrant and certain shareholders of The Mahopac National Bank, together with letter agreement, dated April 29, 1999, extending the closing date for said transaction until the close of business on June 4, 1999.

2(b) Offer submitted by Registrant to the shareholders of The Mahopac National Bank regarding the purchase of outstanding shares of common stock of The Mahopac National Bank, dated January 21, 1999, together with Form of Participation Notice, dated May 6, 1999, extending the closing date until the close of business on June 4, 1999.

4 Shareholder Agreement, dated October 16, 1998, by and among Registrant, W.D. Spain & Sons Limited Partnership, William D. Spain, Jr., C. Compton Spain, Michael H. Spain and William D. Spain.